Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Evergy Announces Second Quarter 2022 Results, Declares Quarterly Dividend, and Reaffirms 2022 Adjusted EPS Guidance Range

•Second quarter 2022 GAAP earnings per share (EPS) of $0.84, Adjusted EPS (Non-GAAP) of $0.86
•Company declares quarterly dividend of $0.5725 per share
•2022 GAAP EPS guidance range of $3.37 to $3.57, Reaffirms adjusted EPS (Non-GAAP) guidance range of $3.43 to $3.63

KANSAS CITY, MO., August 4, 2022 – Evergy, Inc. (NYSE: EVRG) today announced second quarter 2022 GAAP earnings of $195 million, or $0.84 per share, compared to GAAP earnings of $185 million, or $0.81 per share, for second quarter 2021.

Evergy’s second quarter 2022 adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $198 million and $0.86, respectively, compared to $195 million and $0.85, respectively, in second quarter 2021. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial table included in this release.

Second quarter earnings were driven by higher weather-normalized demand, favorable weather, and higher transmission margin, partially offset by higher operations and maintenance expense, primarily driven by planned generation maintenance outages and higher planned transmission and distribution expenses, higher depreciation and amortization, higher interest expense and lower other income.

“We are on pace with our expectations for the year, as strong operational and financial performance allowed our team to deliver solid results in the second quarter.” said David Campbell, Evergy president and chief executive officer. “Employee safety performance and customer reliability have been solid despite a busy spring weather season and hot weather so far this summer. We are well-positioned to meet our 2022 goals and growth targets and continue to enhance our service to our customers and communities.”

Earnings Guidance

The Company reaffirmed its 2022 adjusted EPS (Non-GAAP) guidance range of $3.43 to $3.63. Additionally, the Company reaffirmed its long-term adjusted EPS (Non-GAAP) annual growth target of 6% to 8% through 2025 from the $3.30 midpoint of the original 2021 adjusted EPS (Non-GAAP) guidance range. Adjusted EPS (non-GAAP) guidance is reconciled to GAAP EPS guidance in the financial table included in this release.

Dividend Declaration

The Board of Directors declared a dividend on the Company’s common stock of $0.5725 per share payable on September 20, 2022. The dividends are payable to shareholders of record as of August 19, 2022.

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Earnings Conference Call
Evergy management will host a conference call Thursday, August 4, with the investment community at 9:00 a.m. ET (8:00 a.m. CT). To view the webcast and presentation slides, please go to investors.evergy.com. To access via phone, investors and analysts will need to register using this link where they will be provided a phone number and access code.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed second-quarter financial information, the Company’s quarterly report on Form 10-Q for the period ended June 30, 2022, and other filings the Company has made with the Securities and Exchange Commission are available on the Company's website at http://investors.evergy.com.

Adjusted Earnings (non-GAAP) and Adjusted Earnings Per Share (non-GAAP)

Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude the income and costs resulting from non-regulated energy marketing margins related to a February 2021 winter weather event, and gains or losses related to equity investments subject to a restriction on sale that can create period to period volatility, as well as costs resulting from executive transition, severance, and advisor expenses. This information is intended to enhance an investor's overall understanding of results. Management believes that adjusted earnings (non-GAAP) provide a meaningful basis for evaluating Evergy's operations across periods because it excludes certain items that management does not believe are indicative of Evergy's ongoing performance. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Evergy Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies' presentations. Adjusted earnings (Non-GAAP) and adjusted earnings per share (Non-GAAP) should be considered as supplementary in nature and not considered in isolation or as a substitute for the related GAAP information provided elsewhere in this report.

The following tables provide a reconciliation between net income attributable to Evergy, Inc. and diluted earnings per common share as determined in accordance with GAAP and adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP).

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Evergy, Inc
Consolidated Earnings and Diluted Earnings Per Share
(Unaudited)
	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Three Months Ended June 30	2022		2021
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$194.5	$0.84	$185.3	$0.81
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	—	—	1.5	0.01
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	0.3	—	2.0	0.01
Executive transition costs, pre-tax(c)	—	—	1.8	0.01
Severance costs, pre-tax(d)	—	—	1.2	—
Advisor expenses, pre-tax(e)	2.5	0.01	5.7	0.02
Restricted equity investment losses, pre-tax(f)	2.1	0.01	—	—
Income tax benefit(g)	(1.0)	—	(2.4)	(0.01)
Adjusted earnings (non-GAAP)	$198.4	$0.86	$195.1	$0.85
(a)Reflects non-regulated energy marketing margins related to the February 2021 winter weather event and are included in operating revenues on the consolidated statements of comprehensive income.
(b)Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c)Reflects costs associated with executive transition including inducement bonuses, severance agreements and other transition expenses and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(d)Reflects severance costs incurred associated with certain voluntary severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(e)Reflects advisor expenses incurred associated with strategic planning and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(f)Reflects losses related to equity investments which were subject to a restriction on sale and are included in investment earnings (loss) on the consolidated statements of comprehensive income.
(g)Reflects an income tax effect calculated at a statutory rate of approximately 22%, with the exception of certain non-deductible items.
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	Earnings (Loss)	Earnings (Loss) per Diluted Share	Earnings (Loss)	Earnings (Loss) per Diluted Share
Year to Date June 30	2022		2021
	(millions, except per share amounts)
Net income attributable to Evergy, Inc.	$317.0	$1.38	$376.9	$1.65
Non-GAAP reconciling items:
Non-regulated energy marketing margin related to February 2021 winter weather event, pre-tax(a)	—	—	(95.0)	(0.42)
Non-regulated energy marketing costs related to February 2021 winter weather event, pre-tax(b)	0.6	—	4.0	0.02
Executive transition costs, pre-tax(c)	—	—	7.3	0.03
Severance costs, pre-tax(d)	—	—	2.8	0.01
Advisor expenses, pre-tax(e)	2.5	0.01	7.2	0.03
Restricted equity investment losses, pre-tax(f)	16.3	0.07	—	—
Income tax expense (benefit)(g)	(4.2)	(0.02)	17.3	0.08
Adjusted earnings (non-GAAP)	$332.2	$1.44	$320.5	$1.40
(a)Reflects non-regulated energy marketing margins related to the February 2021 winter weather event and are included in operating revenues on the consolidated statements of comprehensive income.
(b)Reflects non-regulated energy marketing incentive compensation costs related to the February 2021 winter weather event and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(c)Reflects costs associated with executive transition including inducement bonuses, severance agreements and other transition expenses and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(d)Reflects severance costs incurred associated with certain voluntary severance programs at the Evergy Companies and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(e)Reflects advisor expenses incurred associated with strategic planning and are included in operating and maintenance expense on the consolidated statements of comprehensive income.
(f)Reflects losses related to equity investments which were subject to a restriction on sale and are included in investment earnings (loss) on the consolidated statements of comprehensive income.
(g)Reflects an income tax effect calculated at a statutory rate of approximately 22%, with the exception of certain non-deductible items.
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GAAP to Non-GAAP Earnings Guidance

	Original 2021 Earnings per Diluted Share Guidance	2022 Earnings per Diluted Share Guidance
GAAP EPS attributable to Evergy, Inc.	$3.14 - $3.34	$3.37 - $3.57
Non-GAAP reconciling items:
Advisor expense, pre-tax(a)	0.05	0.01
Executive transition cost, pre-tax(b)	0.03	—
Restricted equity investment losses, pre-tax(c)	—	0.07
Income tax benefit(d)	(0.02)	(0.02)
Adjusted EPS (non-GAAP)	$3.20- $3.40	$3.43- $3.63
(a) Reflects our advisor expense incurred associated with strategic planning.
(b) Reflects costs associated with certain executive transition costs at the Evergy Companies.
(c) Reflects losses related to equity investments which were subject to a restriction on sale and are included in investment earnings (loss) on the consolidated statements of comprehensive income.
(d) Reflects an income tax effect calculated at a statutory rate of approximately 22% with the exception of certain non-deductible items.
About Evergy

Evergy, Inc. (NYSE: EVRG), serves 1.6 million customers in Kansas and Missouri. Evergy’s mission is to empower a better future. Our focus remains on producing, transmitting and delivering reliable, affordable, and sustainable energy for the benefit of our stakeholders. Today, about half of Evergy’s power comes from carbon-free sources, creating more reliable energy with less impact to the environment. We value innovation and adaptability to give our customers better ways to manage their energy use, to create a safe, diverse and inclusive workplace for our employees, and to add value for our investors. Headquartered in Kansas City, our employees are active members of the communities we serve.

For more information about Evergy, visit us at http://investors.evergy.com.

Forward Looking Statements
Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Evergy's strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative,
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judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations (RTO) and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate (LIBOR) benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained in our other filings with the Securities and Exchange Commission (SEC). Additional risks and uncertainties are discussed in the Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Evergy Companies with the SEC, and from time to time in current reports on Form 8-K and quarterly reports on Form 10-Q filed by the Evergy Companies with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact: Cody VandeVelde Director, Investor Relations Phone: 785-575-8227 Cody.VandeVelde@evergy.com	Media Contact: Gina Penzig Manager, External Communications Phone: 785-508-2410 Gina.Penzig@evergy.com Media line: 888-613-0003
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